Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TechTarget, Inc. of our report dated May 28, 2025 relating to the financial statements, which appears in TechTarget Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 17, 2025